Exhibit 99.2

December 9, 2010

Mr. Michael M. Sachs

President and Secretary

Westrec Investors, Inc.

16633 Ventura Blvd., Sixth Floor

Encino, CA 91436

Re:	Tower Park Marina Investors, LP – Violation of Partnership Agreement

Michael,

It is my understanding from the Vice President of Westrec Investors, Inc. that you have instructed Westrec’s employees to transfer $415,000 from Tower Park Marina Investors LP (the “Partnership”) to Westrec Marina Management on December 3, 2010. As of today, $290,000 remains owed to the Partnership. I believe this to be a violation of Section 13.3 of the Partnership Agreement, which prohibits any loans to the General Partners. It is my understanding you have chosen not to repay the advances. Therefore, I have no choice but to tender my resignation as a Director of Westrec Investors, Inc. and principal operating officer of Tower Park Marina Investors LP. This resignation is effective immediately. Notification must be made to the Securities and Exchange Commission within 5 days of the date of the event.

Sincerely,

/s/ William W. Anderson

cc:	Mr. Jeffrey K. Ellis, Vice President, Westrec Investors, Inc.

Mr. Gil Vasquez, Vasquez & Co. LLP

Securities and Exchange Commission